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EXHIBIT 10.7

                               LICENSING AGREEMENT

         THIS LICENSING AGREEMENT (the "AGREEMENT") is entered into effective as of October 30, 2007, between ACUNETX, INC., a Nevada corporation ("ACUNETX"), and VISIONETX, INC., a Nevada corporation ("VISIONETX").

                              EXPLANATORY STATEMENT
                              ---------------------

         A. VisioNetx is a majority owned subsidiary of AcuNetx that was formed primarily to develop, have manufactured and market certain patented and patent pending devices for the non-invasive testing to detect impairment in humans in the workplace under the trade names SafetyScanTM and ClearCheckTM and to assist law enforcement in detecting impairment and to assist in the training of law enforcement personal under the trade name HawkEyeTM.

         B. In January, 2007 AcuNetx, transferred its patent pending numbered 11/398009 entitled Image-Based System To Observe and Document Eye Responses and patent pending numbered 11/445600 entitled Image Protractor for Standardized Field Sobriety Test Headset Unit regarding the HawkEyeTM devices together with all design, development, documentation and inventory regarding the HawkEyeTM devices to VisioNetx and VisioNetx agreed to be responsible for the outstanding accounts payable regarding the HawkEyeTM. The two foregoing patents pending and all design, development, documentation and inventory regarding the HawkEyeTM devices are collectively referred to as the "VISIONETX HAWKEYE PATENTS".

         C. VisioNetx desires to license its VisioNetx HawkEye Patents to ACUNETX for further development, manufacturing and marketing.

         NOW THEREFORE, in consideration of the foregoing Explanatory Statement, which is made a substantive part of this Agreement and the promises, covenants and representations made herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

                                    ARTICLE 1
                                      TERM

         1.1 TERM. This Agreement shall become effective upon execution and shall continue in full force and effect for ten (10) years, unless sooner terminated in accordance with its terms. This Agreement shall be renewed automatically for additional five (5) year terms at the expiration of each preceding term unless ACUNETX notifies VisioNetx, in writing, within thirty (30) days prior to the renewal date, that it elects not to renew.

         1.2 PRIOR TERMINATION. Anything contained in Section 1.1 above to the contrary notwithstanding, this Agreement may be terminated and the obligations of the parties hereunder shall thereupon cease, upon the occurrence of the following:

                  (a) VisioNetx may elect to terminate this Agreement by providing ACUNETX with ninety (90) days notice in writing in the event ACUNETX fails to substantially perform its duties hereunder. ACUNETX shall have the right to cure such non-performance

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within ninety (90) days of such Default Notice and if ACUNETX cures such non-performance within the ninety (90) day period, this Agreement shall remain in full force and effect.

         (b) VisioNetx may also elect to terminate this Agreement within one hundred and eighty (180) days from seven (7) years of the date of this Agreement if ACUNETX does not commercialize devices substantially utilizing the VisioNetx HawkEye Patents and receive a minimum of $500,000 of cumulative gross revenue within seven (7) years of the date of this Agreement.

                                    ARTICLE 2
                      LICENSE OF VISIONETX HAWKEYE PATENTS

         2.1 LICENSING. In consideration of the payments to be made in accordance with this Agreement, VisioNetx hereby grants to ACUNETX an exclusive, transferable (with the right to sublicense) license to use the VisioNetx HawkEye Patents in relation to the development, manufacturing, marketing and servicing of devices in the United States and worldwide. The license rights shall include the right to use and further develop technology included in the VisioNetx HawkEye Patents.

         2.2 LICENSE RESTRICTIONS. Except as otherwise expressly authorized in writing by VisioNetx, ACUNETX shall not use the VisioNetx Patent other than in accordance with the provisions of this Agreement.

         2.3 DURATION. This Agreement and the licenses hereby granted shall commence on the date of counter-signature by VisioNetx of this Agreement and shall continue in force for the term as set forth in Article 1.

         2.4 OWNERSHIP OF THE VISIONETX HAWKEYE PATENTS.

                  (a) VISIONETX PATENT OWNER. VisioNetx is the owner of the VisioNetx HawkEye Patents. VisioNetx is not aware at the date hereof that the VisioNetx HawkEye Patents or the use of it infringes the rights of any third party but gives no warranty in relation thereto, nor as to the validity of any applications.

                  (b) REPRESENTATIONS AS TO VISIONETX HAWKEYE PATENTS. VisioNetx represents that the VisioNetx HawkEye Patents are valid patents pending as filed and registered with the U.S. Patent Office.

                  (c) NO WARRANTY. THE VISIONETX HAWKEYE PATENTS ARE PROVIDED TO ACUNETX "AS IS" AND WITHOUT WARRANTY OF ANY TYPE OR KIND. VISIONETX HEREBY DISCLAIMS ANY AND ALL WARRANTIES, WHETHER STATUTORY, EXPRESS, OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY FOR A PARTICULAR PURPOSE, AND ANY WARRANTY OF NON-INFRINGEMENT OF THIRD PARTY RIGHTS EXCEPT THAT VISIONETX WARRANTS ONLY THAT THE VISIONETX HAWKEYE PATENTS ARE VALID PATENTS PENDING AS FILED AND REGISTERED WITH THE U.S.


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PATENT OFFICE AND THAT IT IS NOT AWARE AT THE DATE HEREOF OF ANY THIRD PARTY
CLAIM THAT THE VISIONETX HAWKEYE PATENTS OR THE USE OF THEM IN RELATION TO THE HAWKEYETM DEVICES INFRINGES THE RIGHTS OF SUCH THIRD PARTY OR PARTIES.

                  (d) NO CONTEST TO VISIONETX HAWKEYE PATENTS. During the term of this Agreement and thereafter, ACUNETX undertakes not to do or permit to be done any act which would or might jeopardize or invalidate the VisioNetx HawkEye Patents, nor any application and/or registration thereof, nor do any act which might prejudice the right of VisioNetx to the VisioNetx HawkEye Patents. Furthermore, ACUNETX will not object to or otherwise contest VisioNetx's exclusive right, title and interest in and to, or the validity of, the VisioNetx HawkEye Patents, subject to this Agreement.

                  (e) ACLNETX ASSISTANCE IN MAINTAINING VISIONETX HAWKEYE PATENTS. ACUNETX shall on request give to VisioNetx or its authorized representative any information as to its use of the VisioNetx HawkEye Patents which VisioNetx may reasonably require.

         2.5 INFRINGEMENTS.

                  (a) INFRINGEMENTS OF THE VISIONETX PATENT. ACUNETX shall immediately notify VisioNetx in writing if ACUNETX becomes aware of any unauthorized use, or proposed unauthorized use, by any person of a possible infringement of the VisioNetx HawkEye Patents, and grants ACUNETX the right to take such action, at ACUNETX's own expense, and by attorneys of ACUNETX's choice, as ACUNETX in its sole discretion may deem advisable, including the right to sue for infringement of ACUNETX's license rights pursuant to this Agreement. Any such action taken by ACUNETX may be taken in the name of VisioNetx or ACUNETX, as ACUNETX deems appropriate. The monetary proceeds from any such action, claim or settlement arising from any such action, will belong exclusively to ACUNETX after the deduction of all of VisioNetx's own costs incurred as a result of such proceedings, if any.

                  (b) VISIONETX PATENT INFRINGEMENT. If either party or their subsidiaries receive notice (the "INFRINGEMENT NOTICE") from any third party alleging that the VisioNetx HawkEye Patents infringes upon any third party's patent or technology, then such party receiving the Infringement Notice shall immediately notify the other party and all parties hereto and their subsidiaries will mutually decide what action shall be taken in response to the claim of infringement.

                  (c) COOPERATION. Each party shall, at the request of the other party, cooperate with each other in any action, claim or proceedings brought or threatened in respect of the VisioNetx HawkEye Patents as licensed to ACUNETX pursuant to this Agreement.

         2.6 FEES. As full consideration for its license rights pursuant to this Agreement, ACUNETX agrees to the following:

                  (a) ACUNETX, will pay VisioNetx a royalty of three percent (3%) of all gross income in excess of $500,000 received by ACUNETX from the utilization, of the


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VisioNetx HawkEye Patents in any manner including but not limited to the sale of any of its devices that use the VisioNetx HawkEye Patents and the sublicensing or servicing of such technology or devices as determined by generally accepted accounting principals applied by ACUNETX's certified public accountants, with such payments to be made on a quarterly basis. Not withstanding the above definition of gross income, amounts received as prepayments for sublicensing or services in excess of $50,000 per customer shall be included in the royalty calculation.

                  (b) All costs currently due and for and in regard to the continued prosecution of the VisioNetx HawkEye Patents shall be the obligation of VisioNetx but paid by ACUNETX and will be deducted from the first royalties due VisioNetx pursuant to this Agreement

          2.7 FURTHER RESEARCH AND DEVELOPMENT. All research, development and improvements exclusively regarding the VisioNetx HawkEye Patents that either VisioNetx or ACUNETX accomplishes shall be included in this Agreement at no additional cost to ACUNETX and shall be the property of VisioNetx and subject to this Agreement.

         2.8 SALE OF FRANCHISES UTILIZING THE VISIONETX HAWKEYE PATENTS. If ACUNETX proposes to franchise or sublicense the VisioNetx HawkEye Patents or any devices utilizing such patents pending, ACUNETX shall provide VisioNetx with thirty (30) days written notice disclosing the terms of such franchise or sublicense and VisioNetx shall have a first right of refusal on such disclosed terms regarding such franchise or sublicense for a period of thirty (30) days from receipt of the disclosure (the "ACCEPTANCE PERIOD") and must provide written notice to ACUNETX within the Acceptance Period.

          2.9 SURVIVAL OF RIGHTS AND OBLIGATIONS UPON TERMINATION. All provisions of this Agreement which in order to give effect to their meaning need to survive its termination shall remain in full force and effect thereafter.

         2.10 CONFIDENTIALITY.

                  (a) CONFIDENTIAL INFORMATION. ACUNETX shall, except where a provision of the Agreement provides otherwise, maintain in confidence all information disclosed to it under or in relation to this Agreement by VisioNetx, which is in writing marked "confidential" or, if oral or visual, is identified as confidential at the time of disclosure and reduced to writing marked "confidential" and sent to ACUNETX within thirty (30) days thereafter, and shall not use any such information except for the purposes of this Agreement. ACUNETX's obligations under this subclause shall be limited to taking such steps as it ordinarily takes to preserve the most important of its own confidential information. Notwithstanding the foregoing, ACUNETX may disclose the basic terms of this Agreement in any private placement offering of its securities or any filing with the Securities and Exchange Commission (the "SEC") and may also include this Agreement as an exhibit to any filings with the SEC if required by applicable law or regulations.

                  (b) NON-CONFIDENTIAL INFORMATION. The obligations of non-disclosure and non-use set out above shall not apply to any item of information which: (a) is in the public


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domain at any time (but without prejudice to any person's rights of action against another person who wrongfully causes or permits such information to be in the public domain); (b) was rightfully in a person's possession without obligation of confidence prior to its disclosure pursuant to this Agreement, or is subsequently independently developed by that person by employees having no access to the information disclosed hereunder; (c) is subsequently rightfully obtained without obligation of confidence by a person from a source other than ACUNETX as evidenced by written records, or (d) is required to be disclosed by order of any court of competent jurisdiction or to enable the VisioNetx HawkEye Patents or any license thereunder to be validly registered, PROVIDED that no right or interest under any license, patent, or otherwise shall be acquired by the recipient of any information by virtue of the application of this section.

                  (c) SURVIVAL OF CONFIDENTIALITY OBLIGATIONS. The obligations of non-disclosure and the limitations on use, set out above, shall survive termination of this Agreement.

                                    ARTICLE 3
                               GENERAL CONDITIONS

         3.1 ADDITIONAL ACT OR DOCUMENTATION. VisioNetx and ACUNETX agree to make, execute, and deliver such additional documents and instruments and take such actions as may be necessary or appropriate to carry out the full intent and purpose of this Agreement.

          3.2 NOTICES. Any notices that may be required under this Agreement shall be in writing, shall be effective on the earlier of the date when received or the third day following mailing, and shall be given by personal service, or by certified or registered mail, return receipt requested, to the addresses set forth below, or to such other addresses as may be specified in writing to all parties hereto.

          3.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors in interest, but in no event shall any party be relieved of its obligations hereunder without the express written consent of each other party except as expressly provided herein.

          3.4 SEVERABILITY. To the full extent possible, each provision of this Agreement shall be interpreted in such fashion as to be effective and valid under applicable law. If any provision of this Agreement is declared void or unenforceable with respect to particular circumstances, such provision shall remain in full force and effect in all other circumstances. If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed severed from this Agreement, which shall otherwise remain in full force and effect.

          3.5 COUNTERPARTS AND FACSIMILE SIGNATURE. This Agreement may be executed in any number of counterparts, all such counterparts shall be deemed to constitute one and the same instrument, and each of the executed counterparts shall be deemed an original hereof. A facsimile signature shall be deemed an original for all purposes.


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         3.6 GOVERNING LAW. This Agreement shall be deemed to be made under, and shall be construed in accordance with and shall be governed by, the internal laws of the United States of America and the State if California. Suit to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in District Court for the County of Los Angeles or Federal District Court in Los Angeles, California and each party hereto expressly and irrevocably consents to the jurisdiction of said court.

         3.7 ENTIRE AGREEMENT; CAPTIONS. This Agreement and the agreements referenced herein contain the entire agreement and understanding of the parties with respect to the subject matter hereof, and all prior agreements and understandings of the parties with respect to such subject matter are hereby superseded. No representations, promises, agreements, or understandings not contained in this Agreement regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof. Captions and headings are for convenience only and shall not alter any provision or be used in construing this Agreement.

         3.8 TIME. Time is of the essence of this Agreement and each and every provision hereof. Any extension of time granted for the performance of any duty under this Agreement shall not be considered an extension of time for the performance of any other duty under this Agreement.

         3.9 GENDER AND NUMBER. Wherever from the context it appears appropriate, each item stated in the singular shall include the plural and vice versa, and the masculine, feminine, or neuter form shall include the masculine, feminine, and neuter forms.

         3.10 MODIFICATIONS AND WAIVERS. No change, modification, or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated after the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term, or condition or a continuing waiver after demand for strict compliance.

         3.11 ADVISEMENT OF REPRESENTATION. The law firm of Michael J. Tauger has assisted in drafting this Agreement and has done so at the request of its client, ACUNETX (the "CLIENT"). Michael J. Tauger, Esq. represents only its Client and no other person or entity in this transaction.

         3.12 NOTICES. For all purposes of this Agreement, unless changed by written notice, the mailing addresses of the parties shall be:

ACUNETX's Notice Address:                          VisioNetx's Notice Address:
2301 205th Street, Suite 102                       20971 E Smoky Hill Road, #403
Torrance, CA 90501                                 Centennial, CO 80015


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        THIS AGREEMENT IS ENTERED INTO EFFECTIVE THE DATE FIRST WRITTEN ABOVE.


ACUNETX:                                         VISIONETX:

ACUNETX, INC.                                    VISIONETX, INC.


By: /s/ RONALD WALDODRF                          BY: /S/ DAVID HUNTER
    -------------------------                        -------------------------
    RONALD WALDORF, PRESIDENT                        DAVID HUNTER, PRESIDENT


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